Form N-SAR

Sub-Item 77Q1(e)_1
Copies of new or amended Registrant investment advisory contracts
2-34393, 811-1879

Amended and Restated  Janus  Investment  Fund  Investment  Advisory  Agreement -
Perkins Mid Cap Value Fund is incorporated herein by reference to Exhibit 4(111111) to Post-Effective Amendment No. 123 to Janus Investment Fund registration statement on Form N-1A, filed on February 27, 2009 accession number 0001035704-09-000005 (File No. 2-34393).

Amended and Restated Janus Investment Fund Investment Advisory Agreement - Perkins Small Cap Value Fund is incorporated herein by reference to Exhibit 4(mmmmmm) to Post-Effective Amendment No. 123 to Janus Investment Fund registration statement on Form N-1A, filed on February 27, 2009 accession number 0001035704-09-000005 (File No. 2-34393).

Janus Investment Fund Sub-Advisory Agreement - Perkins Mid Cap Value Fund is incorporated herein by reference to Exhibit 4(nnnnnn) to Post-Effective Amendment No. 123 to Janus Investment Fund registration statement on Form N-1A, filed on February 27, 2009 accession number 0001035704-09-000005 (File No. 2-34393).

Janus Investment Fund Sub-Advisory Agreement - Perkins Small Cap Value Fund is incorporated herein by reference to Exhibit 4(oooooo) to Post-Effective Amendment No. 123 to Janus Investment Fund registration statement on Form N-1A, filed on February 27, 2009 accession number 0001035704-09-000005 (File No. 2-34393).